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                                                                   Exhibit 3-221
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                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                MIDDLETOWN (RI) ASSOCIATES OF RHODE ISLAND, L.P.


   This Certificate of Limited Partnership is being executed on October 12, 1995, for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.

   NOW THEREFORE, the undersigned hereby certifies as follows:

   1. Name. The name of the limited partnership is Middletown (RI) Associates of Rhode Island, L.P. (the "Partnership").

   2. Registered Office and Registered Agent. The registered office of the Partnership in the State of Delaware is located at 15 East North Street, Dover, Delaware 19901. The name of the registered agent of the Partnership for service of process at such address is United Corporate Services, Inc.

   3. Name and Business Address of General Partner. The name of the general partner is Health Resources of Middletown (RI), Inc., a Delaware corporation, having a mailing address of 411 Hackensack Avenue, Hackensack, New Jersey 07601.

   IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed on the day and year first above written.

                             GENERAL PARTNER:
                             Health Resources of Middletown (RI), Inc.


                             By: /s/ Stephen R. Baker
                                 ___________________________
                                 Stephen R. Baker
                                 Vice President


                                        STATE OF DELAWARE
                                       SECRETARY OF STATE
                                    DIVISION OF CORPORATIONS
                                    FILED 09:00 AM 10/12/1995
                                       950235276 - 2551537


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                               STATE OF DELAWARE
                               SECRETARY OF STATE
                            DIVISION OF CORPORATIONS
                           FILED 10:00 AM 06/02/1998
                              981210564 - 2551537


                            CERTIFICATE OF AMENDMENT

                                     TO THE

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                MIDDLETOWN (R I) ASSOCIATES OF RHODE ISLAND, L.P


   The undersigned, desiring to amend the Certificate of Limited Partnership of Middletown (RI) Associates of Rhode Island, L.P. pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership act of the State of Delaware, does hereby certify as follows.

   FIRST: The name of the Limited Partnership is Middletown (RI) Associates of Rhode Island, L.P.

   SECOND: Article Two of the Certificate of Limited Partnership shall be amended as follows:

   "The Partnerships registered office in the State of Delaware is located at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801. The registered agent of the Partnership for service at such address is The Corporation Trust Company."

   IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this Fifteenth day of May, 1998.

                             Middletown (RI) Associates of Rhode Island, L.P

                             By: /s/ James V. McKeon
                               ___________________________
                              ***Name of General Partner***

                             James V. McKeon,
                             V.P. Health Resources of Middletown (RI), Inc., The General Partner of Middletown (RI) Associates of Rhode Island, L.P.